UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2025

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	300 Banyan Blvd., Suite 1101
	West Palm Beach	FL	33401
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 13, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Dycom Industries, Inc. (the “Company”) approved an amendment and restatement to the By-laws (the “Fifth Amended and Restated By-laws”) to remove the mandatory retirement requirements for non-employee members of the Board. On the Effective Date, the Board adopted updated mandatory retirement requirements for non-employee members of the Board, as set forth in the Company’s Corporate Governance Guidelines (the “Guidelines”). Under the Guidelines, the Board fixed the retirement age for non-employee members of the Board at 75 years of age and non-employee directors may not stand for election or re-election if a director has reached such age as of the time of their election to the Board. The Board may, in its discretion for special circumstances, waive the mandatory retirement policy in individual cases for no longer than one additional term.

The foregoing description of the Fifth Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the Fifth Amended and Restated By-laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

3.1	Fifth Amended and Restated By-laws of Dycom Industries, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2025

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Senior Vice President, General Counsel and Corporate Secretary